UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2010

TRI-COUNTY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	0-18279	52-1652138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3035 Leonardtown Road, Waldorf, Maryland 20601
(Address of principal executive offices)

 (301) 645-5601
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; election of Directors; Appointment of certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2010,  Herbert N. Redmond, Jr. resigned from the Board of Directors of Tri-County Financial Corporation (the “Company”), the parent of Community Bank of Tri-County.  At the time of the resignation, there were no disagreements between Mr. Redmond and Tri-County Financial Corporation on any matter relating to Tri-County Financial Corporation’s operations, policies and practices.  The resignation was effective immediately.

On August 23, 2010, the Board of Directors of the Company appointed William J. Pasenelli and Mary Todd Peterson to the Board of Directors of the Company, effective immediately.  The Board of Directors did not elect Mr. Pasenelli or Ms. Peterson pursuant to any arrangements or understandings between Mr. Pasenelli or Ms. Peterson and the Company or any other person.  There are no material transactions between Mr. Pasenelli or Ms. Peterson and the Company.

The Board of Directors has appointed Ms. Peterson to serve as a member of the Audit Committee of the Board of Directors.

A copy of the press release announcing Ms. Peterson’s appointment to the Board of Directors is attached as Exhibit 99.1 and incorporated herein by reference.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 23, 2010, the Board of Directors of the Company amended Section 16 of Article III of the Company’s Bylaws to permit residents of the Commonwealth of Virginia to serve as members of the Company’s Board of Directors.  A copy of the Company’s Amended and Restated Bylaws is attached to this Report as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

3.2	Amended and Restated Bylaws of Tri-County Financial Corporation

99.1	Press Release dated August 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2010	By:	/s/ Michael L. Middleton
Michael L. Middleton
President and Chief Executive Officer